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Exhibit 1.1

UNDERWRITING AGREEMENT

US$1,000,000,000

Perpetual Trustee Company Limited

KINGFISHER TRUST 2004-1G

Class A Mortgage Backed Floating Rate Notes Due 2035

June [    ], 2004

Deutsche Bank Securities Inc.
("Deutsche Bank")
As Representative of the
Several Underwriters Listed
in Schedule I
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

        Perpetual Trustee Company Limited, ABN 42 000 001 007, a company incorporated in New South Wales, Australia ("Perpetual"), acting in its capacity as trustee of the Kingfisher Trust 2004-1G (the "Trust", and Perpetual in that capacity being the "Issuer Trustee"), acting at the direction of ANZ Capel Court Limited, ABN 30 004 768 807, a company incorporated in Victoria, Australia, as manager of the Trust (the "Manager"), proposes to sell to the several Underwriters listed in Schedule I to this Agreement (the "Underwriters"), for whom Deutsche Bank is acting as representative (the "Representative"), US$1,000,000,000 aggregate principal amount of Class A Mortgage Backed Floating Rate Notes due 2035 (the "Class A Notes") issued by the Issuer Trustee. The Manager is a wholly-owned, direct Australian subsidiary of Australia and New Zealand Banking Group Limited, ABN 11 005 357 522, a company incorporated in Victoria, Australia ("ANZ").

        The Class A Notes will be secured by the assets of the Trust in accordance with the Global Master Security Trust Deed and the Deed of Charge. The assets of the Trust means all assets and property, real and personal, (including choses in action and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, as trustee of the Trust including, among other things: (i) rights specified in the Deed of Charge, the Global Master Security Trust Deed and the Note Trust Deed in a pool of variable and/or fixed rate residential mortgage loans (the "Mortgage Loans") (such rights, the "Mortgage Loan Rights") and certain moneys received under the Mortgage Loans after June 22, 2004 (the "Cut-off Date"), (ii) the benefits of all covenants, agreements, undertakings, representations, warranties and other choses in action in favor of the Issuer Trustee under the Transaction Documents (as defined in the Supplemental Deed), (iii) the Collection Account and (iv) all other assets that comprise the Secured Property (as defined in the Deed of Charge). The Mortgage Loans will be sold to the Issuer Trustee by ANZ (in such capacity, the "Seller") and will be serviced for the Issuer Trustee by ANZ (in such capacity, the "Servicer").

        The Trust was created pursuant to a master trust deed dated August 1, 2000, as amended by a deed dated May 16, 2001 (the "Master Trust Deed") between the Manager and Perpetual, a notice of creation of trust dated April 1, 2004 between the Issuer Trustee and the Manager and a supplemental deed dated June [    ], 2004 (the "Supplemental Deed"), between ANZ (as Seller, Servicer, Custodian and Residual Income Unitholder), the Manager, the Issuer Trustee, P.T. Limited (the "Security Trustee") and Kingfisher Securitisation Pty Ltd (the "Residual Capital Unitholder") which describes, among other things, the Trust and the underlying cash flow relating to the Class A Notes. The Class A Notes will be

issued pursuant to a Note Trust Deed to be dated June [    ], 2004 among the Issuer Trustee, the Manager and The Bank of New York (the "Class A Note Trustee").

        The Class A Notes will be issued in an aggregate principal amount of US$1,000,000,000 which is equal to approximately [            ]% of the aggregate balance of the Mortgage Loans as of the Cut-off Date. The Class B Notes will be equal to approximately [            ]% of the aggregate principal amount of the Mortgage Loans as of the Cut-off Date (the "Class B Notes"). The assets of the Trust will also secure under the Deed of Charge and the Global Master Security Trust Deed, among other things, any Redraw Principal Outstanding (as defined in the Supplemental Deed) that may be outstanding after the date of this Agreement and the Issuer Trustee's obligations under the Liquidity Facility. The Class A Notes and the Class B Notes are collectively referred to as the "Notes."

        The Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Class A Notes. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430 or Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Class A Notes is referred to in this Agreement as the "Prospectus".

        When used in this Agreement, "Basic Documents" shall mean collectively: the Master Trust Deed (in so far as it applies to the Trust), the Supplemental Deed, the Notes, the Deed of Charge, the Global Master Security Trust Deed (in so far as it applies to the Trust), the Note Trust Deed, the Agency Agreement, the Dealer Agreement, the Liquidity Facility Agreement, the Redraw Facility Agreement, the Currency Swap Agreements, the Basis and Fixed Rate Swap Agreement, the Mortgage Insurance Policies, the DTC Letter of Representations, any undertakings given to Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") in connection with the Book-Entry Notes, any agreement, instrument or undertaking entered into by the Issuer Trustee or any ANZ Party (as defined below) in connection with the admission of the Class A Notes to the official list ("Official List") of the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 ("UK Listing Authority") and the admission of the Class A Notes to trading on the London Stock Exchange plc (the "London Stock Exchange"), and any other contract, agreement or instrument which is specified as a "Transaction Document" in the Supplemental Deed. ANZ and the Manager are each an "ANZ Party" and collectively are referred to as the "ANZ Parties." To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Supplemental Deed.

        In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity and reference to the assets, business, property or undertakings of the Issuer Trustee, unless otherwise stated, is a reference to those items of the Issuer Trustee in that capacity only.

        Each of the ANZ Parties and the Issuer Trustee hereby agrees with the Underwriters as follows:

        1.    Purchase and Sale.

        (a)   The Issuer Trustee, at the direction of the Manager, agrees to sell, and the Manager agrees to direct the Issuer Trustee to sell, the Class A Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the

Issuer Trustee, the respective principal amounts of Class A Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to 100% of their principal amount.

        (b)   Except as provided in Section 10, Deutsche Bank agrees to pay for any expenses incurred by the ANZ Parties in connection with any "roadshow" presentation to potential investors. In addition, the Underwriters shall severally and not jointly be responsible for certain out-of-pocket expenses incurred by the ANZ Parties in connection with the offering of the Class A Notes, as shall be agreed to separately by the Underwriters and the ANZ Parties (and such expenses may include a portion of the related counsel fees incurred by the ANZ Parties).

        (c)   Except as provided in Section 10, Deutsche Bank agrees to pay the fees and expenses of all counsel for the Underwriters.

        2.    Offering.    The ANZ Parties and the Issuer Trustee understand that the Underwriters intend to make a public offering of their respective portions of the Class A Notes upon the terms set forth in the Prospectus as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of Deutsche Bank is advisable.

        3.    Delivery and Payment.    Payment for the Class A Notes shall be made no later than 12:00 noon, New York City time on July [7], 2004, by wire transfer in immediately available funds to the account specified by the Issuer Trustee to Deutsche Bank or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as Deutsche Bank and the Manager may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney, Melbourne and London (including Saturdays, Sundays and public holidays).

        Payment for the Class A Notes shall be made against delivery to the nominee of the Depository Trust Company ("DTC") for the account of Deutsche Bank and for the respective accounts of the several Underwriters of one or more fully registered global book-entry notes (the "Book-Entry Notes") representing US$1,000,000,000 in aggregate principal amount of Class A Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A Notes duly paid by the Issuer Trustee. The Book-Entry Notes will be made available for inspection by Deutsche Bank at the offices of McKee Nelson LLP at 1919 M Street, Suite 800, Washington, D.C. 20036 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date. Interests in any Book-Entry Notes will be held only in Book-Entry form through DTC, except in limited circumstances described in the Prospectus.

        4.    Representations and Warranties of the Issuer Trustee and the ANZ Parties.

        I.     The Issuer Trustee represents and warrants to each Underwriter and the ANZ Parties as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter and the ANZ Parties, that:

          (a)   since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of Perpetual or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

          (b)   Perpetual has been duly incorporated and is validly existing as a corporation under the laws of New South Wales, with power and authority (corporate and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic Documents and Perpetual has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

          (c)   Perpetual has duly authorized, executed and delivered this Agreement;

          (d)   the Notes have been duly authorized by Perpetual, and, when the Class A Notes have been issued (and duly authenticated by the Class A Note Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the Note Trust Deed and the Global Master Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (e)   the execution, delivery and performance by Perpetual of each of the Basic Documents to which it either is, or is to be, a party and this Agreement have been duly authorized by Perpetual and, when executed and delivered by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (f)    Perpetual is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

          (g)   the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (II) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents;

          (h)   no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the "Trust Indenture Act"), as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Class A Notes by the Underwriters and in connection with registration of the Deed of Charge at the Australian Securities and Investments Commission;

          (i)    other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the U.S. Federal or Australian Federal or state income, excise, franchise or similar tax attributes of the Class A Notes, (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Class A Notes;

          (j)    there are no contracts or other documents to which it is party or by which it is bound that are required to be filed as an exhibit to the Registration Statement or laws, contracts or other documents required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (k)   the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

          (l)    it has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Trust under clause 24 of the Master Trust Deed;

          (m)  the Prospectus complies with the Listing Rules of the UK Listing Authority made under section 74 of the Financial Services and Markets Act 2000 (the "Listing Rules"), and any preliminary prospectus and the Prospectus (in the case of the Prospectus, as of the date of this Agreement and in the case of any preliminary prospectus, as of its date) (i) contains all the information required by section 80 of the Financial Services and Markets Act 2000 (the "FSMA"); and (ii) in the context of offers and sales of the Class A Notes to any person (A) who is outside the "United States" (as defined in Regulation S under the Securities Act) or (B) who is not a "U.S. person" (as defined in Regulation S under the Securities Act), is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not misleading and all reasonable inquiries have been made by or on behalf of the Issuer Trustee to ascertain the accuracy of all such information;

          (n)   Perpetual has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all its assets;

          (o)   no stamp or other duty is assessable or payable in, and subject only to compliance with section 128F of the Income Tax Assessment Act 1936 (the "Australian Tax Act") and section 12-140 of the Tax Administration Act 1953 in relation to interest payments under the Class A Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Class A Notes under this Agreement, (ii) the sale and delivery of the Class A Notes by the Underwriters contemplated in this Agreement and the Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a party or under the Class A Notes; except, in the case of subclauses (i) and (iii), for any of the Basic Documents on which nominal stamp duty or duty of A$200 for each trust that is declared under each Basic Document is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

          (p)   the Class A Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Global Master Security Trust Deed) by a first ranking fixed and floating charge over the assets of the Trust; and

          (q)   no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of Default (as defined in the Deed of Charge).

        II.    Each ANZ Party severally represents and warrants (as to itself) to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date that:

          (a)   since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the ANZ Parties taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust otherwise than as set forth or contemplated in the Prospectus;

          (b)   it has been duly incorporated and is validly existing as a corporation under the laws of (in the case of ANZ and the Manager) Victoria, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents, and, in each case, has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

          (c)   this Agreement has been duly authorized, executed and delivered by it;

          (d)   each of the Basic Documents to which it is or is to be a party has been duly authorized by it and, upon effectiveness of the Registration Statement, the Note Trust Deed will have been duly qualified under the Trust Indenture Act and each of the Basic Documents, when executed and delivered by each ANZ Party that is a party to it and the other parties thereto, will constitute a legal, valid and binding obligation of such ANZ party, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (e)   in the case of the Manager only, the Class A Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

          (f)    it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

          (g)   the issue and sale of the Notes and the performance by it of all or any obligations it has under the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the constitution of an ANZ Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over an ANZ Party, or any of its properties or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A Notes or the consummation by it of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained including those under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws of the United States in connection with the purchase and distribution of the Class A Notes by the Underwriters and the registration of the Deed of Charge with the Australian Securities and Investments Commission;

          (h)   other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its properties, the Trust or the Trust's properties, or to which it or the Trust is or may be a party or to which it, the Trust or any property of it or the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. federal or Australian federal or state income, excise, franchise, stamp duty or similar tax attributes of the Class A Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Class A Notes or the marketability of the Class A Notes;

          (i)    there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (j)    its representations and warranties contained in the Basic Documents are true and correct in all material respects as of the applicable date made or given;

          (k)   it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

          (l)    the Prospectus complies with the Listing Rules of the UK Listing Authority, and any preliminary prospectus and the Prospectus (in the case of the Prospectus, as of the date hereof and in the case of any preliminary prospectus, as of its date) (i) contains all the information required by section 80 of the FSMA; and (ii) in the context of offers and sales of the Class A Notes to any person (A) who is outside the "United States" (as defined in Regulation S under the Securities Act) or (B) who is not a "U.S. person" (as defined in Regulation S under the Securities Act), is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not misleading and all reasonable inquiries have been made by the ANZ Parties to ascertain the accuracy of all such information;

          (m)  it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets (other than enforcement action taken by ANZ over its assets);

          (n)   no stamp or other duty is assessable or payable in, and subject only to compliance with section 128F of the Australian Tax Act and section 12-140 of the Taxation Administration Act 1953 in relation to payments under the Class A Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-divisions of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of the Basic Documents to which it is, or is to be, a party or with the authorization, execution, issue, sale or delivery of the Class A Notes and (ii) the execution, delivery or performance by each ANZ Party of the Basic Documents to which it is or is to be a party or under the Class A Notes; except, in the case of subclauses (i) and (ii), for any of the Basic Documents on which nominal stamp duty is payable or stamp duty of A$200 for each trust that is declared under the Basic Documents or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

          (o)   no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Trust Manager Default (as described in clause 23.1 of the Master Trust Deed) or a Servicer Default (as described in clause 3 of the Master Servicer Deed); and

          (p)   with respect to the Class B Notes: (A) none of the ANZ Parties, any "affiliate" (as defined in Rule 144(a)(1), each an "Affiliate") of an ANZ Party or any person acting on behalf of an ANZ Party or an Affiliate of an ANZ Party has engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S), (B) each of the ANZ Parties, each Affiliate of an ANZ Party and any person acting on behalf of an ANZ Party or an Affiliate of an ANZ Party has offered and sold, and will offer and sell, the Class B Notes only in "offshore transactions" (within the meaning of Regulation S) in compliance with Regulation S and (C) each of the ANZ Parties, each Affiliate of an ANZ Party and any person acting on behalf of an ANZ Party or an Affiliate of an ANZ Party has complied and will comply with the offering restrictions requirement of Regulation S.

        III.  The Manager represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date, that:

          (a)   no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined herein);

          (b)   the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with the Underwriter Information (as defined herein);

          (c)   KPMG LLP are independent public accountants with respect to ANZ and the Manager within the meaning of the Securities Act;

          (d)   to the knowledge of the Manager, no event has occurred that would entitle the Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 25 of the Master Trust Deed;

          (e)   the Trust is not and upon (i) the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic Documents, and (iv) the consummation of the transactions contemplated by the Basic Documents, the Trust will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

          (f)    application has been made to the UK Listing Authority for the Class A Notes to be admitted to the Official List of the UK Listing Authority and to the London Stock Exchange for the Class A Notes to be admitted to trading and all relevant requirements of the Listing Rules will have been complied with.

        5.    Covenants and Agreements.

        I.     The Issuer Trustee covenants and agrees with each of the several Underwriters and each of the ANZ Parties as follows:

          (a)   to use the net proceeds received by the Issuer Trustee from the sale of the Class A Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (b)   to notify the Representative and the ANZ Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representative to remedy the same;

          (c)   to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Agreements or in connection with the issue and distribution of the Class A Notes or the enforcement or delivery of this Agreement;

          (d)   to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Class A Notes and related matters;

          (e)   to provide reasonable assistance to the ANZ Parties to procure that the charge created by or contained in the Deed of Charge is registered within all applicable time limits in all appropriate registers;

          (f)    to perform all of its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

          (g)   not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes not being assigned the ratings referred to in Section 6(p) below;

          (h)   not, prior to or on the Closing Date, amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters;

          (i)    provided the Manager complies with Section 5.II.(s), the Issuer Trustee will:

            (i)    sign and deliver to the UK Listing Authority a listing application and a copy of the Prospectus on or prior to the Closing Date;

            (ii)   ensure that the Prospectus shall be approved as listing particulars by or on behalf of the UK Listing Authority as required by section 84 of the FSMA and the Listing Rules; and

            (iii)  ensure that one copy of the Prospectus shall be delivered to the Registrar of Companies in England and Wales for registration as required by section 83 of the FSMA, on or before the date of publication thereof;

          (j)    to procure that if, after the Prospectus has been published and following the admission of the Class A Notes to the Official List of the UK Listing Authority and admission of the Class A Notes to trading on the London Stock Exchange:

            (i)    there is a significant change affecting any matter contained in the Prospectus the inclusion of which was required by section 80 of the FSMA or by the Listing Rules or by the UK Listing Authority or by the London Stock Exchange; or

            (ii)   a significant new matter arises the inclusion of information in respect of which would have been so required if it had arisen when the Prospectus was prepared,

  to notify the Representative on behalf of the Underwriters as soon as reasonably practicable and, in accordance with the Listing Rules, to submit to the UK Listing Authority for its approval and, if approved, publish a supplement to the Prospectus of the change or new matter;

          (k)   for the purposes of section 128F(3)(c) of the Australian Tax Act, it will, before it issues any Class A Note, seek a listing of the Class A Notes on the Official List of the UK Listing Authority and the admission of the Class A Notes to trading on the London Stock Exchange, and use its best efforts to maintain such listing for as long as any of the Class A Notes are outstanding; provided, however, if such listing becomes impossible, to use its best efforts to obtain, and to thereafter use its best efforts to maintain a quotation for, or listing of, the Class A Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of Deutsche Bank, decide; and

          (l)    in connection with the initial distribution of the Class B Notes, it and each person acting on its behalf (other than the ANZ Parties, each Affiliate of an ANZ Party and the Managers (as defined in the Dealer Agreement)) has not and will not offer for issue, or invite applications for the issue of, the Class B Notes or offer the Class B Notes for sale or invite offers to purchase the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class B Notes (after disregarding any amount lent by any persons offering the Class B Notes or its associates (as determined under sections 10 to 17 of the Corporations Act)) on acceptance of the offer by that person is at least A$500,000 (or its equivalent in another currency) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act.

        II.    Except where otherwise specified below as a covenant solely applicable to the Manager or ANZ, as the case may be, the ANZ Parties severally covenant and agree with each of the several Underwriters and the Issuer Trustee as follows:

          (a)   in the case of the Manager only, to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request;

          (b)   in the case of the Manager only, to deliver, at the expense of the Manager, to the Representative, five signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (f) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request;

          (c)   in the case of the Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representative a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reasonably objects within five (5) Business Days of the date the Manager furnished the Representative with a copy of such proposed amendment or supplement;

          (d)   in the case of the Manager only, to advise the Representative promptly, and to confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representative with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (vi) of the occurrence of any event, within the period referenced in paragraph (f) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending and such qualification of the Class A Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e)   to advise the Representative promptly, and to confirm such advice in writing of the receipt by an ANZ Party of any notification with respect to any suspension of the qualification of the Class A Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (f)    in the case of the Manager only, if, during such period of time after the first date of the public offering of the Class A Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Class A Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the ANZ Parties, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to ANZ) to which Class A Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (g)   in the case of the Manager only, to endeavor to qualify the Class A Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Class A Notes; provided that the Manager shall not be required to file a general consent to service of process in any jurisdiction;

          (h)   in the case of the Manager only, to make generally available to the holders of the Class A Notes and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (i)    in the case of the Manager only, so long as the Class A Notes are outstanding, to furnish to the Representative (i) copies of each certificate, the annual statement of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) copies of all reports or other communications (financial or other) furnished to holders of the Class A Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (iv) from time to time such other information concerning the Trust or the ANZ Parties as the Representative may reasonably request;

          (j)    to the extent, if any, that the ratings provided with respect to the Class A Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by an ANZ Party or the Issuer Trustee, the relevant ANZ Party shall use its best efforts to furnish such documents and take any other such action or, in the case of the Issuer Trustee, it will use its best efforts to procure the Issuer Trustee to do so;

          (k)   it will on behalf of the Issuer Trustee: (i) for the purposes of 128F of the Australian Tax Act, seek a listing of the Class A Notes on the Official List of the UK Listing Authority and the admission of the Class A Notes to trading on the London Stock Exchange before the Issuer Trustee issues any Class A Note, (ii) ensure that the Issuer Trustee will not offer, issue or sell the Class A Notes to the Underwriters, until the Class A Notes have been admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange or the Representative, on behalf of the Underwriters, is satisfied that the Class A Notes will be admitted after the Closing Date and (iii) it will use its best efforts to maintain such listing for as long as any of the Class A Notes are outstanding; provided, however, if such listing becomes impossible, it will use its best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Class A Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of Deutsche Bank, decide;

          (l)    to furnish from time to time copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the UK Listing Authority) and publish all advertisements or other material and to comply with any other requirements of the UK Listing Authority or the London Stock Exchange that may be necessary in order to effect and maintain such listing;

          (m)  not to take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes not being assigned the rating referred to in Section 6(p) below;

          (n)   in the case of the Manager only, to assist Deutsche Bank in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Book-Entry Notes and related matters;

          (o)   in the case of the Manager only, if required, to register the Class A Notes pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such requirement comes into effect but no later than when such registration may become required by law;

          (p)   in the case of ANZ only, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees costs and expenses incident to the performance of the ANZ Parties' obligations under this Agreement, including, without limiting the generality of the foregoing, all fees, costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any up-front fees, costs and expenses of the Class A Note Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Class A Notes under the laws of such jurisdictions as the Underwriters may designate, (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as provided in this Agreement, (vii) of the ANZ Parties' counsel and accountants and (viii) payable to rating agencies in connection with the rating of the Notes. However, except as provided in Section 10, Deutsche Bank shall be responsible for any expenses incurred by the ANZ Parties in connection with any "roadshow" presentation to potential investors;

          (q)   to indemnify and hold harmless the Underwriters against any amounts incurred by the Underwriters with respect to documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Class A Notes in accordance with this Agreement and on the execution and delivery of this Agreement and any value added tax or goods and services tax payable in connection with any concessions, commissions and other amounts payable or allowable by the Issuer Trustee;

          (r)   to make all payments to be made by the ANZ Parties or the Issuer Trustee under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the relevant ANZ Party is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the relevant ANZ Party shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amount that would have been received if no withholding or deduction had been made;

          (s)   in the case of the Manager only, to do all things necessary to enable and cause the Issuer Trustee to:

            (i)    sign and deliver to the UK Listing Authority a listing application and copies of the Prospectus on or prior to the Closing Date;

            (ii)   cause the Prospectus to be approved as listing particulars by or on behalf of the UK Listing Authority as required by section 84 of the FSMA and the Listing Rules; and

            (iii)  cause one copy of the Prospectus to be delivered to the Registrar of Companies in England and Wales for registration as required by section 83 of the FSMA, on or before the date of publication thereof; and

          (t)    if, after the Prospectus has been published and following the admission of the Class A Notes to the Official List of the UK Listing Authority and admission of the Class A Notes to trading on the London Stock Exchange:

            (i)    there is a significant change affecting any matter contained in the Prospectus the inclusion of which was required by section 80 of the FSMA or by the Listing Rules or by the UK Listing Authority or by the London Stock Exchange; or

            (ii)   a significant new matter arises the inclusion of information in respect of which would have been so required if it had arisen when the Prospectus was prepared,

  to notify the Representative on behalf of the Underwriters as soon as reasonably practicable and will, in accordance with the Listing Rules, submit to the UK Listing Authority for its approval and, if approved, publish a supplement to the Prospectus of the change or new matter;

          (u)   in connection with the initial distribution of the Class B Notes, it and each person acting on behalf of the ANZ Parties has not and will not offer for issue, or invite applications for the issue of, the Class B Notes or offer the Class B Notes for sale or invite offers to purchase the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class B Notes (after disregarding any amount lent by any persons offering the Class B Notes or its associates (as determined under sections 10 to 17 of the Corporations Act)) on acceptance of the offer by that person is at least A$500,000 (or its equivalent in another currency) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act; and

          (v)   to procure that the charge created by or contained in the Deed of Charge is registered within all applicable time limits in all appropriate registers.

        III.    Selling Restrictions.

          (a)   No offering circular, prospectus or other disclosure document in relation to the Class A Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each of the Underwriters, severally and not jointly, represents and agrees that it:

            (i)    has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold the Class A Notes;

            (ii)   will not subscribe for or buy nor will it sell any Class A Notes; and

            (iii)  has not distributed and will not distribute any draft, preliminary or definitive offering circular, advertisements or other offering material relating to any Class A Notes;

    in the Commonwealth of Australia, its territories or possession, unless:

            (x)   the minimum aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in another currency) (disregarding moneys lent by any persons offering the Class A Notes or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act; and

            (y)   such action complies with all applicable laws and regulations.

          (b)   Each Underwriter severally, and not jointly, agrees that it will offer the Class A Notes for which it subscribes for sale within 30 days of the Closing Date and that such offer must only be by one of the following means, or a combination thereof:

            (i)    as a result of negotiations being initiated by such Underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the Issuer Trustee, the name of the program and the price at which the Class A Notes are offered for sale; or

            (ii)   by such Underwriter offering those Class A Notes for sale to at least 10 persons, each of whom must be:

              (x)   carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

              (y)   not known, or suspected, by the employees of such Underwriter directly involved in the sale of the Class A Notes to be an associate of any other person covered by this clause (b)(ii); or

            (iii)  by such Underwriter offering those Class A Notes for sale as a result of being accepted for listing on a stock exchange where the Issuer Trustee has previously entered into an agreement with the Underwriter in relation to the placement of the Class A Notes requiring the Issuer Trustee to seek such listing; or

            (iv)  by such Underwriter offering those Class A Notes for sale to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Class A Notes in the past or as likely to be interested in acquiring Class A Notes.

          (c)   Each Underwriter agrees that it will not sell Class A Notes to, or invite or induce offers for the Class A Notes from:

            (i)    any offshore associate of the Issuer Trustee or an ANZ Party (as set forth on Schedule II) or to a third party which the Underwriters know or reasonably suspect will later transfer the Class A Notes to an offshore associate specified in Schedule II; or

            (ii)   any other offshore associate from time to time specified in writing to the Underwriter by the Issuer Trustee or an ANZ Party.

          (d)   Each Underwriter, severally and not jointly, represents and agrees that it (i) has not offered or sold, and will not offer or sell, any of the Class A Notes to persons in the United Kingdom prior to admission of the Class A Notes to listing in accordance with Part VI of the FSMA, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995, as amended ("POS Regulations"), or the FSMA, (ii) has only communicated or caused to be communicated and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Class A Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer Trustee and (iii) has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Notes, in, from or otherwise involving the United Kingdom.

          (e)   Other than as set forth in paragraph (d) above, each Underwriter, severally and not jointly, acknowledges that no action has been taken or will be taken to permit a public offering of the Class A Notes in any jurisdiction outside the United States where action would be required for that purpose. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offer, sells or delivers Class A Notes or has in its possession or distributes the Prospectus or any other offering material in all cases at its own expense.

        IV.   The Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in Section 5.I. and the Issuer Trustee acknowledges and accepts that direction.

        6.    Conditions to the Obligations of the Underwriters.    The several obligations of the Underwriters hereunder are subject to the performance by the Issuer Trustee and the ANZ Parties of their obligations hereunder and to the following additional conditions:

          (a)   the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5.II.(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representative;

          (b)   the representations and warranties of the Issuer Trustee and the ANZ Parties contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Issuer Trustee and ANZ Parties in the Basic Documents will be true and correct on the Closing Date; and the Issuer Trustee and the ANZ Parties shall have complied with all agreements and all conditions on the part of each to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

          (c)   all actions required to be taken and all filings required to be made by the Manager or the Issuer Trustee under the Securities Act prior to the Closing Date for the Notes shall have been duly taken or made;

          (d)   subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (x) there shall not have occurred any downgrading in any rating accorded any securities of, or guaranteed by, ANZ by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) to: (i) "A2" or worse in the case of the rating accorded by Moody's Investors Service, Inc., (ii) "A" or worse in the case of a rating accorded by Standard & Poor's Ratings Group or (iii) the equivalent of "A2" or "A" or worse in the case of the rating accorded by any other "nationally recognized statistical rating organization" nor (y) shall any notice have been given of any intended or potential downgrading as is referred to in subclause (x) of this paragraph (d);

          (e)   since the date of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Issuer Trustee or any of the ANZ Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

          (f)    the Representative shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Issuer Trustee and each ANZ Party, with specific knowledge about the party's financial matters, satisfactory to the Representative to the effect set forth in subsections (a) through (e) of this Section;

          (g)   the Representative shall have received letters, dated the date of delivery thereof, of (i) KPMG LLP, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus (and any amendments and supplements thereto), agrees with the accounting records of ANZ, excluding any questions of legal interpretation, and (ii) KPMG LLP, in form and substance satisfactory to the Representative and counsel for the Underwriters, stating in effect that they have performed certain specified procedures with respect to the Mortgage Loans;

          (h)   Mayer, Brown, Rowe & Maw LLP, special United States counsel to the Underwriters, shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (i)    McKee Nelson LLP, special United States counsel for the ANZ Parties, shall have furnished to the Representative their written opinions, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, copies of such opinions are attached hereto as Exhibit A-1 and Exhibit A-2;

          (j)    McKee Nelson LLP, special United States federal income tax counsel for the ANZ Parties shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k)   Mallesons Stephen Jaques, Australian counsel for the ANZ Parties (including, but not limited to, as counsel to the Fixed Rate and Basis Swap Provider), shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of such opinion is attached hereto as Exhibit B;

          (l)    Mallesons Stephen Jaques, Australian tax counsel for the ANZ Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such Australian tax counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (m)  Henry Davis York, Australian counsel for the Issuer Trustee and the Security Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of such opinion is attached hereto as Exhibit C;

          (n)   Counsel to the Currency Swap Provider shall have furnished to the Representative their written opinion dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (o)   the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

          (p)   the Representative shall have received copies of letters from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and Fitch, Inc. (the "Rating Agencies") stating that the Class A Notes have been rated AAA or its equivalent by the Rating Agencies;

          (q)   the Class A Notes shall have been admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange or such other exchange as the parties shall agree upon or the Representative shall be satisfied that such listing will be granted after the Closing Date but in any event, prior to the first Payment Date for the Class A Notes;

          (r)   the Representative shall have received evidence satisfactory to it and its counsel that on or prior to the Closing Date the Class B Notes have been duly authorized, executed, authenticated, issued and delivered pursuant to the Basic Documents;

          (s)   the Representative shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Class A Note Trustee, with specific knowledge about that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Class A Note Trustee under the Trust Indenture Act, satisfactory to the Representative to the effect that such part of the Registration Statement complies, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act and does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (t)    on or prior to the Closing Date the Issuer Trustee and the ANZ Parties shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

        7.    Indemnification and Contribution.

          (a)   Each of the ANZ Parties agrees jointly and severally to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Class A Notes and each person, if any, that controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against (x) any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the ANZ Parties shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated in or necessary to make the statements in not misleading, except (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information (as defined herein); or (ii) that such indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Class A Notes which are the subject hereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Class A Notes to such person, and where such delivery is required by the Securities Act and the alleged untrue statement contained in, or omission of a material fact from (i) any preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (ii) the Prospectus was corrected in the Prospectus as amended or supplemented, if the Manager had previously furnished copies thereof to such Underwriter at least three Business Days prior to the required time of delivery of the related confirmations to investors;

          (b)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and the ANZ Parties and each person that controls an ANZ Party or the Issuer Trustee within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the ANZ Parties to each Underwriter, but only with reference to information relating to such Underwriter furnished to the ANZ Parties in writing by such Underwriter through Deutsche Bank expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance percentages appearing in the table following the third paragraph under the caption "Plan of Distribution" and (ii) the information contained in the fifth paragraph under the caption "Plan of Distribution" (the "Underwriter Information").

          (c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes and such control persons of Underwriters shall be designated in writing by Deutsche Bank and any such separate firm for the Manager, its directors, its officers who sign the Registration Statement, the ANZ Parties and the Issuer Trustee and such control persons of each of the Issuer Trustee and the ANZ Parties shall be designated in writing by that party. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          (d)   If the indemnification provided for in subsection (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the ANZ Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Class A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the ANZ Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the ANZ Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the ANZ Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Class A Notes. The relative fault of the ANZ Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an ANZ Party or the Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The ANZ Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Class A Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Class A Notes set forth opposite their names in Schedule I hereto, and not joint.

          The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (e)   The indemnity and contribution agreements contained in this Section 7, the representations and warranties of the Issuer Trustee and the ANZ Parties set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer Trustee or an ANZ Party, its officers or directors or any other person controlling the Issuer Trustee or an ANZ Party and (iii) acceptance of and payment for any of the Class A Notes.

          (f)    To the extent that any payment of damages by an ANZ Party pursuant to subsection (a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN 120.3—"Purchase and Supply of Assets (including Securities issued by SPVs)," being a Guidance Note to Prudential Standard APS 120—"Funds Management and Securitisation" or any successor thereto such payment shall be subject to the terms therein (or the terms of any equivalent provisions in any replacement of Prudential Standard APS 120—).

        8.    Termination.    Notwithstanding anything herein contained, this Agreement may be terminated by Deutsche Bank, by notice given to the Issuer Trustee and each ANZ Party, if after the execution and delivery of this Agreement and prior to the Closing Date (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the ANZ Parties or the Issuer Trustee and their respective subsidiaries, in each case, taken as one enterprise, which, in the judgment of Deutsche Bank, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A Notes; (ii) any change in United States, Australian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of Deutsche Bank, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Class A Notes, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Australian Stock Exchange, or any suspension of trading of any securities of the Issuer Trustee or any ANZ Party on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York, United Kingdom or Australian authorities; or (v) any outbreak or escalation of major hostilities or act of terrorism involving the United States, the United Kingdom or Australia, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the judgment of Deutsche Bank, the effect of any such outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A Notes.

        8A.    ANZ Securities Termination.    Notwithstanding anything contained herein, ANZ Securities Inc., in its absolute discretion, may terminate its obligations under this Agreement, by notice to Deutsche Bank, the Issuer Trustee and the Trust Manager, if after execution and delivery of this Agreement and prior to the Closing Date one of the events described in sub-paragraphs (i) through (v) (inclusive) of Section 8 occurs (assuming for this purpose that references to "Deutsche Bank" in those sub-paragraphs is a reference to ANZ Securities Inc.).

        9.    Effectiveness of Agreement; Default of Underwriters.    This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

        If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Class A Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Class A Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Class A Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Class A Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Deutsche Bank may specify, to purchase the Class A Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Class A Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Class A Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Class A Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Class A Notes to be purchased on such date, and arrangements satisfactory to Deutsche Bank and the Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the ANZ Parties and the Issuer Trustee. In any such case either Deutsche Bank or the Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10.    Expenses Upon Termination.    If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer Trustee or an ANZ Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer Trustee or an ANZ Party shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the ANZ Parties jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including "roadshow" expenses and Underwriters' counsel's costs) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        11.    Successors.    This Agreement shall inure to the benefit of and be binding upon the ANZ Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Class A Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        12.    Certain Matters Relating to the Issuer Trustee.

          (a)   The Issuer Trustee enters into this Agreement only in its capacity as Trustee of the Trust and in no other capacity. A liability incurred by the Issuer Trustee acting in its capacity as Issuer Trustee of the Trust arising under or in connection with this Agreement or the Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than Section 12(c)) to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement or the Trust.

          (b)   Each Underwriter and each of the ANZ Parties may not sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as Issuer Trustee of the Trust, in any capacity other than as Issuer Trustee of the Trust including seeking the appointment of a receiver (except in relation to the Assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the Assets of the Trust).

          (c)   The provisions of this Section 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Agreement or any other Basic Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the Assets of the Trust, as a result of the Issuer Trustee's fraud, gross negligence or wilful default (as defined for purposes of the Supplemental Deed).

          (d)   It is acknowledged that the Relevant Parties (as defined in the Supplemental Deed) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purpose of Section 12(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer Trustee under any Basic Document (other than any person for whom the Issuer Trustee is responsible or liable for in accordance with any Basic Document) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Issuer Trustee.

          (e)   No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement or any other Basic Document has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or willful default of the Issuer Trustee for the purpose of Section 12(c) .

          (f)    The Issuer Trustee is not obliged to do anything or refrain from doing anything under or in connection with this Agreement (including incur a liability) unless the Issuer Trustee's liability is limited in the same manner as set out in this Section 12.

        13.    Actions by Representative; Notices.    Any action by the Underwriters hereunder may be taken by Deutsche Bank Securities Inc. on behalf of the Underwriters, and any such action taken by Deutsche Bank Securities Inc. shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to Deutsche Bank Securities., 60 Wall Street, New York, New York 10005 (Facsimile No.: (212) 797-4561); Attention: General Counsel. Notices to ANZ and the Manager shall be given to it at Australia and New Zealand Banking Group Limited, Level 14, 530 Collins Street, Melbourne, VIC, 3000, (Facsimile No.: (613) 9273-1687); Attention: Head of Balance Sheet Structure. Notices to the Issuer Trustee shall be given to it at Perpetual Trustees Australia Limited, Level 7, 9 Castlereagh Street, Sydney, NSW, 2000 (Facsimile No.: (612) 9221-7870); Attention: Manager, Securitisation.

        14.    Counterparts; Applicable Law.    This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

        15.    Submission to Jurisdiction.    Each of the ANZ Parties and the Issuer Trustee submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the ANZ Parties and the Issuer Trustee waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceedings any objection to the laying of the venue of any such suit, action or proceeding in any Federal or State court in the City, County and State of New York, United

States of America. To the extent that each of the ANZ Parties and the Issuer Trustee or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the issuance of the Class A Notes or this Agreement, each of the ANZ Parties and the Issuer Trustee hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

        16.    Appointments of Process Agent.

          (a)   Each of the ANZ Parties hereby designates and appoints Australia and New Zealand Banking Group Limited, 1177 Avenue of the Americas, New York, New York 10036 (Attention: Martin Cleaver) (the "ANZ Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of Australia and New Zealand Banking Group Limited, 1177 Avenue of the Americas, New York, New York 10036 (Attention: Martin Cleaver) as such authorized agent shall become effective immediately without any further action on the part of the each of the ANZ Parties. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to Deutsche Bank. If the ANZ Process Agent shall cease to act as agent for service of process, each of the ANZ Parties shall appoint, without unreasonable delay, another such agent, and notify Deutsche Bank of such appointment. Each of the ANZ Parties represents to the Underwriters that it has notified the ANZ Process Agent of such designation and appointment and that the ANZ Process Agent has accepted the same in writing. Each of the ANZ Parties hereby authorizes and directs the ANZ Process Agent to accept such service. Each of the ANZ Parties further agrees that service of process upon the ANZ Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

          (b)   The Issuer Trustee hereby designates and appoints C.T. Corporation System, 111 Eighth Avenue, 13 Floor, New York, NY 10011 (the "IT Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of C.T. Corporation as such authorized agent shall become effective immediately without any further action on the part of the Issuer Trustee. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to Deutsche Bank. If the IT Process Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another such agent, and notify Deutsche Bank of such appointment. The Issuer Trustee represents to the Underwriters that it has notified the IT Process Agent of such designation and appointment and that the IT Process Agent has accepted the same in writing. The Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer Trustee further agrees that service of process upon the IT Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

        17.    Currency Indemnity.    The obligations of the parties to make payments under this Agreement are in U.S. dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than U.S. dollars or any other realization in such other currency, whether as proceeds of set-off security, guarantee, distributions, or otherwise, except to the extent to which such tender recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the U.S. dollars expressed to be payable under this Agreement. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which the full amount of U.S. dollars exceeds the amount actually received, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of U.S. dollars expressed to be payable under this Agreement shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York of the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures Deutsche Bank Securities Inc. could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

        If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

Very truly yours,
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By:

Name:
Title:
ANZ CAPEL COURT LIMITED
By:

Name:
Title:
PERPETUAL TRUSTEE COMPANY LIMITED in its capacity as Trustee of the Trust
By:

Name:
Title:
Accepted: June , 2004
DEUTSCHE BANK SECURITIES INC.
Acting on behalf of itself and the several Underwriters listed in Schedule I hereto.
By:

Name:
Title:
By:

Name:
Title:

SCHEDULE I

Underwriter:	Principal Amount of Securities to be Purchased
Deutsche Bank Securities Inc.	US$760,000,000
ANZ Securities Inc.	US$80,000,000
Citigroup Global Markets Inc.	US$80,000,000
J.P. Morgan Securities Inc	US$80,000,000

Total	US$1,000,000,000

SCHEDULE II

List of Offshore Associates of the ANZ Parties

Australia and New Zealand Banking Group Limited

530 Collins Street Property Trust

8 & 9 Chester Street Limited

Abbey Life Limited

A.F.T. Investors Services Limited

AGIIF Limited (50%)

AGIIS Limited (formerly ANZ Grindlays 3i Investment Services Limited) (50%)

Airlie Investments Limited

Alliance Holdings Limited

Alos Holdings Limited

Always There Limited

Amberley Investments Limited (50%)

Amerika Samoa Bank Inc

Analed Pty. Ltd

ANZ Adelaide Group Limited

ANZ Aircraft Finance Pty Ltd (formerly ANZ Securities RBF Pty Ltd)

ANZ Asia Limited

ANZ Bank (Samoa) Limited

ANZ Bank (Vanuatu) Limited

ANZ Banking Group (New Zealand) Limited

ANZ Capel Court Limited

ANZ Capital Funding Pty Limited

ANZ Capital Hedging Pty Limited

ANZ Capital LLC I

ANZ Capital LLC II

ANZ Capital Pakistan (Pvt) Limited (5%)

ANZ Capital Pvt Limited (97.96%)

ANZ Commodity Trading Pty Ltd

ANZ Custodians Pty Ltd

ANZ (Delaware) Inc.

ANZ Emerging Markets Holdings Limited

ANZ Eurofinance B.V.

ANZ Executors & Trustee Company (Canberra) Limited

ANZ Executors & Trustee Company Limited

ANZ Fiduciary Services Pty Ltd

ANZ Financial Products Pty Ltd (formerly ANZASSS No.3 (NMRBS) Pty Ltd)

ANZ Funds Pty. Ltd.

ANZ Futures Limited

ANZ General Insurance Pty. Limited (49%)

ANZ General Partner Pty Ltd

ANZ Global Nominees Limited

ANZ Holdings Pty Limited

ANZ Holdings (New Zealand) Limited

ANZ Information Technology Pvt Limited

ANZ Information Technology Pvt. Ltd. Employees Gratuity Trust

ANZ Information Technology Pvt. Ltd. Superannuation Trust

ANZ Infrastructure Investments Limited

S-II-1

ANZ Infrastructure Services Limited

ANZ Insage Pty Limited (49%)

ANZ International (Hong Kong) Limited

ANZ International Private Limited

ANZ Investment Holdings Pty Limited

ANZ Investment Services (New Zealand) Limited

ANZ Investments Pty Limited

ANZ Investments (PNG) Limited

ANZ IPB Nominees Pte Ltd

ANZ Jersey Limited (formerly Bellgrove Services Limited)

ANZ Leasing (ACT) Pty. Ltd.

ANZ Leasing (No.2) Limited

ANZ Leasing (NSW) Pty. Ltd.

ANZ Leasing (NT) Pty. Ltd.

ANZ Leasing (Vic) Pty. Ltd.

ANZ Leasing Limited

ANZ Leasing Pty. Ltd.

ANZ Lenders Mortgage Insurance Pty. Limited

ANZ Life Assurance Company Limited (49%)

ANZ Limited Partnership

ANZ Managed Investments Limited (49%)

ANZ Margin Services Pty Limited

ANZ MPH LLC

ANZ Nominees Limited

ANZ Orchard Investments Pty Ltd

ANZ Participacoes E Sercicos Ltda

ANZ Pensions (UK) Limited

ANZ Properties (Australia) Limited

ANZ Realty Holdings (USA) Inc

ANZ Rental Solutions Pty Ltd (formerly Esanda (Wholesale) Proprietary Limited)

ANZ Rewards No. 2 Pty Ltd

ANZ Rewards Pty Ltd

ANZ Rural Products Pty Ltd

ANZ Securities (Entrepot) Pty Ltd

ANZ Securities (Holdings) Limited

ANZ Securities (Nominee) Pty Ltd

ANZ Securities (New Zealand) Limited

ANZ Securities (UK) Limited

ANZ Securities Inc

ANZ Securities Limited

ANZ Securities (USA) Inc

ANZ Singapore Limited

ANZ Specialist Asset Finance (New Zealand) Limited

ANZ Specialist Asset Finance Pty Limited (formerly ANZ Vendor Solutions Pty Ltd)

ANZ Staff Superannuation (Australia) Pty. Ltd.

ANZ Technical Services Pty Ltd

ANZ Tradecentrix Pty Limited

ANZ Underwriting Limited

ANZ/V-Trac International Leasing Company (95%)

ANZCAP Leasing (Vic) Pty Ltd

ANZCAP Leasing Services Pty Limited

S-II-2

ANZCOVER Insurance Pty Ltd

ANZCOVER Insurance Pte. Ltd

ANZEF Investments (UK) BV

ANZEF Limited

ANZEF Leasing No. 1 Limited

ANZEF Leasing No. 2 Limited (99%)

ANZEST Pty Ltd

ANZIB Specialist Asset Management Limited

ANZIM Limited

ANZIS Holdings Pty Ltd (60%)

ANZMAC Securities (New Zealand) Nominees Limited

ANZMB Limited

Arawata Investments Limited

Argitis Holdings Limited

Artesian Capital Management (Delaware) LP (70%)

Artesian Capital Management (Australia) Pty Ltd (70%)

Artesian Capital Management (UK) LLP (70%)

Artesian Investment Management Limited

Artesian (UK) Ltd (70%)

Asfinco Singapore Ltd (1.25%)

Asset Rentals Pty Ltd

Australia and New Zealand Banking Group (PNG) Limited

Australian Custodial Services Association Limited (20%)

Australian Payments Clearings Association Limited (11%)

Autobake Pty Ltd (21%)

Auto Group Limited (10%)

Auto IT Pty Ltd (33%)

Azuria Australia Pty Ltd

B Pay Pty Ltd

Bage Investments Limited

Bank of Kiribati Ltd (75%)

Bargrove Pty Ltd

Bay Developments Limited (50%)

Bellinz Pty Ltd

Biasca Pty Ltd (16.67%)

Binnstone Traders Pty Limited

Black Horse Finance Limited

Black Horse Holdings Limited

Black Horse Investments Limited

Black Horse Properties Limited

Black Horse Securities Limited

Brandts Nominees Limited

Brand Equity Investment International Pty Ltd (59%)

Burnley Investments Limited

Capel Court International Investments Pty. Ltd.

Capel Court Management Limited

Cardlink Services Ltd (16.67%)

Cash Services Australia Pty Ltd (25%)

CBC Finance Limited

Claric 246 Pty Ltd

CLS Group Holdings AG (1.5%)

S-II-3

Coastal Horsham Pipeline 1 Ltd

Coastal Gas Pipelines Victoria LLC

Coastal Gas Pipelines Victoria Pty Ltd

Computer Services Ltd (14.3%)

Construction & Development Company Limited (1%)

Control Nominees Limited

Cortland Finance Limited

Corvine Investments Limited

Countrywide Endeavour Building Society

Countrywide Funds Management Limited

Culver Finance Limited

Deori Pty Ltd

eauto Pty Limited (formerly Dinias Pty Ltd)

Ecomel Pty. Limited

EFT-POS Australia Pty Ltd

Eftpos New Zealand Ltd (includes amalgamation of Datavision Subscriptions Ltd)

Eklick New Zealand Ltd (includes amalgamation of Eclick Ltd, Eftpos Central Ltd, Eftpos Finance Ltd, Eftpos Rentals Ltd, Klick New Zealand Ltd, Smart City Auckland Ltd, Smart City Christchurch Ltd, Smart City Dunedin Ltd, Smart City Wellington Ltd, SmartCard New Zealand Ltd)

Electronic Transaction Services Limited (NBNZ) (25%)

Elf Productions Limited

Elgeba Pty. Limited

Endeavour Caterpillar New Zealand Finance Company (50%)

Endeavour Equities Limited

Endeavour Finance Limited

Endeavour Securities Limited

Energy Infrastructure Trust

Enhanced Processing Technologies Pty Ltd (40%)

Enhanced Processing Technologies Inc (40%)

ES&A Holdings Pty Limited

ES&A Properties (Australia) Pty Limited

Esanda Finance Corporation Limited

ETRADE Australia Limited (35%)

Eventide Holdings Limited

FCA Finance Pty. Limited

First ANZ International Modaraba Limited (9.3%)

Fleet Partners Pty Ltd

GCPS LLC (12.5%)

GNPL Limited

Goblin Productions Limited

Gold Liquid Investments Limited (25%)

Grindlays Eurofinance B. V.

Harcourt Corporation Limited

Harcourt Investments Limited

HRL Limited (49%)

ILSC Limited (NBNZ)

Indentrus LLC (6.4%)

Industrial Asset Management Pty Limited (50%)

ING Australia Limited (49%)

ING Custodians Pty Limited (49%)

ING Funds Management Limited (49%)

S-II-4

ING Life Australia Holdings Pty Limited (49%)

ING Life Limited (49%

Interchange and Settlement Limited (25.2%)

Japan Australia Venture Capital Fund (MIC) Pty Limited

Jikk Pty Ltd

Karapiro Investments Limited

La Serigne Limited (99%)

LFD Limited

Lloyds NZA Pty Limited

Loan Service Centre (New Zealand) Limited

Loan Service Centre Pty Limited

Maplestead Corporation (65%)

McCafferty's Greyhound Pty Ltd (58%)

Mercantile Credits Pty Limited

Metrobank Card Corporation Inc Philippines (40%)

Minerva Fund Management (Guernsey) Limited

Minerva Holdings Limited

Minerva Nominees Limited

Minerva Nominees (No.2) Limited (formerly Grindlays Nominees Limited)

Moginie Holdings Limited

Mondex Australasia Pty Ltd (80%)

Mondex Australia Pty Ltd (25%)

Mondex International Limited (3.08%)

Mondex New Zealand Limited (20%)

Motion Industries Ltd (formerly Saeco Limited) (25%)

Mulwala Unit Trust (50%)

National Bank of New Zealand Custodian Limited

Nationwide Home Loans Limited

Nationwide Mortgage Brokers Limited

NBNZ Finance Limited

NBNZ Holdings Limited

NBNZ Holdings Hong Kong Limited

NBNZ Holdings (Australia) Pty Limited

NBNZ International Limited

Nerine Finance No 2 (65%)

Networks of Australia Trust

NMRB Finance Limited (in Liquidation)

NMRB Limited

NMRSB Limited

Northpac Holdings Limited (53%)

Norway Funds Limited

Norway Finance (UK) Limited

Optimix Investment Management Limited

Pacific Print Group Limited (37%)

PAM Co Pty Ltd (50%)

Penplaza Investments Pty. Limited

Philodendron Investments Limited

P L Lease Management Pty Ltd

Postbank Equity Trust (49%)

Probo Pty Ltd (6%)

PT ANZ Panin Bank (85%)

S-II-5

Pukete Industrial Holdings Limited (0.01%)

Quest Limited

Real Time Gross Settlement Limited (10%)

Receivables Warehouse Limited

Renishaw Pty Limited (50%)

Repton Group Limited

RFDL Limited

Ronaldo Enterprises Limited

Salamander Development Unit Trust

Salient Holdings No. 2

Salient Trust

Samson Funding Limited

Sefton Finance Limited

South Pacific Merchant Finance (Australia) Pty Limited

South Pacific Merchant Finance Limited

Southpac Corporation (Australia) Pty Limited

Southpac Corporation Limited

Southpac Holdings Limited

Southpac Investment Management (Australia) Pty Limited

Southpac Securities Limited

Southpac Trusts Limited

Starz Trust

Synergy International Limited (11.4%)

Tasman Asia Pacific Pty Ltd

Tasman Economics Pty Ltd (4.7%)

Television Australia Satellite Systems Pty Limited (In Liquidation) (7.5%)

The National Bank of New Zealand Limited

Three Starz Corporation (65%)

Torridon Pte Ltd

Tovepool Pty Limited (50%)

Town & Country Land Holdings Limited

Tradecentrix Pty Limited

Trillium Holdings Limited

Truck Leasing Limited (includes amalgamation of Mutual Leasing Limited)

Tuggernong Office Park Pty Limited (9%)

Tui Endeavour Limited

Tui Securities Limited

UDC Finance Limited

United Carriers Group Limited (80%)

Upspring Limited

Urchin Productions Limited

US Distribution Trust i (100%)

US Distribution Trust ii (100%)

Valuta Group (No.2) Pty Limited

Valuta Group Pty Ltd

Valuta Properties Pty Limited

Visa New Zealand Limited (15.38%)

Votraint No. 1103 Pty Ltd

VPM Investments Limited

Webtel Pty Ltd

Weelya Pty. Ltd.

S-II-6

Wind Power Investment Trust

Wind Power Investment Trust No. 1

Whitehall Investments Limited (50%)

Whitelaw Investments (99%)

Zosterops Australia Pty Ltd

S-II-7

EXHIBIT A-1

[Attached]

EXHIBIT A-2

[Attached]

EXHIBIT B

[Attached]

EXHIBIT C

[Attached]

QuickLinks

  Exhibit 1.1